                                                                    EXHIBIT 10.3




                               Media Arts Group, Inc.

                                        1998
                                Stock Incentive Plan

                                  TABLE OF CONTENTS

ARTICLE 1   INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . .   4
ARTICLE 2   ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . .   4
2.1         Committee Composition. . . . . . . . . . . . . . . . . . . . .   4
2.2         Committee Responsibilities . . . . . . . . . . . . . . . . . .   5
ARTICLE 3   SHARES AVAILABLE FOR GRANTS. . . . . . . . . . . . . . . . . .   5
3.1         Basic Limitation . . . . . . . . . . . . . . . . . . . . . . .   5
3.2         Unused Shares Under This Plan. . . . . . . . . . . . . . . . .   5
3.3         Unused Shares Under Prior Plans. . . . . . . . . . . . . . . .   5
3.4         Dividend Equivalents . . . . . . . . . . . . . . . . . . . . .   5
ARTICLE 4   ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . . . . .   6
4.1         General Rules. . . . . . . . . . . . . . . . . . . . . . . . .   6
4.2         Outside Directors. . . . . . . . . . . . . . . . . . . . . . .   6
4.3         Incentive Stock Options. . . . . . . . . . . . . . . . . . . .   7
ARTICLE 5   OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
5.1         Stock Option Agreement . . . . . . . . . . . . . . . . . . . .   7
5.2         Number of Shares . . . . . . . . . . . . . . . . . . . . . . .   7
5.3         Exercise Price . . . . . . . . . . . . . . . . . . . . . . . .   7
5.4         Exercisability and Term. . . . . . . . . . . . . . . . . . . .   7
5.5         Expiration . . . . . . . . . . . . . . . . . . . . . . . . . .   8
5.6         Effect of Change in Control. . . . . . . . . . . . . . . . . .   9
5.7         Modification or Assumption of Options. . . . . . . . . . . . .   9
ARTICLE 6   PAYMENT FOR OPTION SHARES. . . . . . . . . . . . . . . . . . .  10
6.1         General Rule . . . . . . . . . . . . . . . . . . . . . . . . .  10
6.2         Surrender of Stock . . . . . . . . . . . . . . . . . . . . . .  10
6.3         Exercise/Sale. . . . . . . . . . . . . . . . . . . . . . . . .  10
6.4         Exercise/Pledge. . . . . . . . . . . . . . . . . . . . . . . .  10
6.5         Promissory Note. . . . . . . . . . . . . . . . . . . . . . . .  10
6.6         Other Forms of Payment . . . . . . . . . . . . . . . . . . . .  10
ARTICLE 7   STOCK APPRECIATION RIGHTS. . . . . . . . . . . . . . . . . . .  11
7.1         SAR Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  11
7.2         Number of Shares . . . . . . . . . . . . . . . . . . . . . . .  11
7.3         Exercise Price . . . . . . . . . . . . . . . . . . . . . . . .  11
7.4         Exercisability and Term. . . . . . . . . . . . . . . . . . . .  11
7.5         Effect of Change in Control. . . . . . . . . . . . . . . . . .  11
7.6         Exercise of SARs . . . . . . . . . . . . . . . . . . . . . . .  11
7.7         Modification or Assumption of SARs . . . . . . . . . . . . . .  12
ARTICLE 8   STOCK UNITS. . . . . . . . . . . . . . . . . . . . . . . . . .  12


                                          2

8.1         Time, Amount and Form of Awards. . . . . . . . . . . . . . . .  12
8.2         Vesting Conditions . . . . . . . . . . . . . . . . . . . . . .  12
8.3         Form and Time of Settlement of Stock Units . . . . . . . . . .  12
8.4         Death of Recipient . . . . . . . . . . . . . . . . . . . . . .  12
8.5         Creditors' Rights. . . . . . . . . . . . . . . . . . . . . . .  13
ARTICLE 9   VOTING AND DIVIDEND RIGHTS . . . . . . . . . . . . . . . . . .  13
9.1         Stock Units. . . . . . . . . . . . . . . . . . . . . . . . . .  13
ARTICLE 10  PROTECTION AGAINST DILUTION. . . . . . . . . . . . . . . . . .  13
10.1        Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . .  13
10.2        Reorganizations. . . . . . . . . . . . . . . . . . . . . . . .  14
ARTICLE 11  AWARDS UNDER OTHER PLANS . . . . . . . . . . . . . . . . . . .  14
ARTICLE 12  PAYMENT OF DIRECTOR'S FEES IN SECURITIES . . . . . . . . . . .  14
12.1        Effective Date . . . . . . . . . . . . . . . . . . . . . . . .  14
12.2        Elections to Receive NSOs or Stock Units . . . . . . . . . . .  14
12.3        Number and Terms of NSOs or Stock Units. . . . . . . . . . . .  14
ARTICLE 13  LIMITATION ON RIGHTS . . . . . . . . . . . . . . . . . . . . .  14
13.1        Retention Rights . . . . . . . . . . . . . . . . . . . . . . .  14
13.2        Stockholders' Rights . . . . . . . . . . . . . . . . . . . . .  15
13.3        Regulatory Requirements. . . . . . . . . . . . . . . . . . . .  15
ARTICLE 14  LIMITATION ON PAYMENTS . . . . . . . . . . . . . . . . . . . .  15
14.1        Basic Rule . . . . . . . . . . . . . . . . . . . . . . . . . .  15
14.2        Reduction of Payments. . . . . . . . . . . . . . . . . . . . .  15
14.3        Overpayments and Underpayments . . . . . . . . . . . . . . . .  16
14.4        Related Corporations . . . . . . . . . . . . . . . . . . . . .  16
ARTICLE 15  WITHHOLDING TAXES. . . . . . . . . . . . . . . . . . . . . . .  16
15.1        General. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
15.2        Sharing Withholding. . . . . . . . . . . . . . . . . . . . . .  16
ARTICLE 16  ASSIGNMENT OR TRANSFER OF AWARDS . . . . . . . . . . . . . . .  16
16.1        General. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
ARTICLE 17  FUTURE OF THE PLAN . . . . . . . . . . . . . . . . . . . . . .  17
17.1        Term of the Plan . . . . . . . . . . . . . . . . . . . . . . .  17
17.2        Amendment or Termination . . . . . . . . . . . . . . . . . . .  17
ARTICLE 18  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  17
ARTICLE 19  EXECUTION. . . . . . . . . . . . . . . . . . . . . . . . . . .  20


                               MEDIA ARTS GROUP, INC.

                             1998 STOCK INCENTIVE PLAN

                         (Adopted Effective June 22, 1998)


       ARTICLE 1.     INTRODUCTION.

       The Plan was adopted by the Board on June 22, 1998, subject to approval by the Company's stockholders at the annual meeting on September 17, 1998.

       The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications and (c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for awards in the form of Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

       The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

       ARTICLE 2.     ADMINISTRATION.

       2.1     COMMITTEE COMPOSITION.    The Plan shall be administered by the
Committee. The Committee shall consist exclusively of directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

               (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under Plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

               (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) (4) (C) of the Code.

       The Board may also appoint one or more separate Committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under
Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

       2.2     COMMITTEE RESPONSIBILITIES.    The Committee shall:

               (a) Select the Key Employees who are to receive Awards under the Plan;

               (b) Determine the type, number, vesting requirements and other features and Conditions of such Awards;

               (c)    Interpret the Plan; and

               (d) Make all other decisions relating to the operation of the Plan.

       The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

       ARTICLE 3.     SHARES AVAILABLE FOR GRANTS.

       3.1     BASIC LIMITATION.    Common Shares issued pursuant to the Plan
may be authorized by unissued shares or treasury shares. The aggregate number of Stock Units, Options and SARs awarded under the Plan shall not exceed 500,000 plus the number of Common Shares that remained available for issuance under the Prior Plans at the time of the adoption of this Plan. (No additional awards shall be made under the Prior Plans after the adoption of this Plan, unless the Company's stockholders fail to approve this Plan as provided in Section 17.1.) The limitation of this Section 3.1 shall be subject to adjustment pursuant to
Article 10.

       3.2     UNUSED SHARES UNDER THIS PLAN.    If Stock Units, Options or SARs
are forfeited or if Options or SARs terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available for Awards under the Plan. Common Shares withheld or surrendered under Section 6.2 or 15.2 shall become available for Awards under the Plan.

       3.3     UNUSED SHARES UNDER PRIOR PLANS.     If stock units, options or
SARs granted under the Prior Plans are forfeited after the adoption of this Plan or if options or SARs granted under the Prior Plans terminate for any other reason before being exercised, but after the adoption of this Plan, then the corresponding Common Shares shall become available for Awards under this Plan.

       3.4     DIVIDEND EQUIVALENTS.     Any dividend equivalents distributed
under the Plan shall not be applied against the number of Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

       ARTICLE 4.     ELIGIBILITY.

       4.1     GENERAL RULES.     Only Key Employees (including, without
limitation, independent contractors) shall be eligible for designation as Participants by the Committee.

       4.2     OUTSIDE DIRECTORS.     Any other provision of the plan
notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

               (a) Outside Directors (acting in their capacity as directors) shall receive no Awards except as described in this Section 4.2 and
       Article 12.

               (b) On the last business day in September of each year, each Outside Director shall receive an NSO covering 5,000 Common Shares (subject to adjustment under Article 10). Such NSO shall include an SAR exercisable only during the 30-day period following Change in Control with respect to the Company. Such NSO shall be cancelled to the extent that such SAR is exercised, and such SAR shall be cancelled to the extent that such NSO is exercised. Such SAR shall be settled only in cash and shall be subject to the same terms and conditions (including the Exercise Price and the expiration date) as the related NSO.

               (c)    All NSOs granted to an Outside Director under this
       Section 4.2 shall be immediately exercisable on the date of grant.

               (d) The Exercise price under all NSOs granted to an Outside Director under this Section 4.2 shall be equal to 85% or more of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3 and 6.4.

               (e)    All NSOs granted to an Outside Director under this
       Section 4.2 shall terminate on the earlier of:

                      (i)     The tenth (10th) anniversary of the date of grant;
                              or

                      (ii) The first (1st) anniversary of the termination of such Outside Director's service for any reason.

               (f) Each Outside Director who first becomes a member of the Board after the adoption of this plan may receive, at the discretion of the Board, a one-time grant of 1,000 Stock Units (subject to adjustment under Article 10). Such Stock Units may be granted on the date when such Outside Director first joins the Board.

               (g)    All Stock Units granted to an Outside Director under this
       Section 4.2 shall be settled by issuing an equal number of Common Shares to such Outside Director. The issuance shall occur on the earliest of:

                      (i)     The first anniversary of the date of grant;

                      (ii) The date of Change in Control with respect to the Company; or

                      (iii) The date of the termination of such Outside Director's service for any reason.

       4.3     INCENTIVE STOCK OPTIONS.     Only Key Employees who are
common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422 (c) (6) of the Code are satisfied.

       ARTICLE 5.     OPTIONS.

       5.1     STOCK OPTION AGREEMENT.       Each grant of an Option under the
Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.
The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options.

       5.2     NUMBER OF SHARES.     Each Stock Option Agreement shall specify
the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single calendar year shall in no event cover more than 200,000 Common Shares, subject to adjustment in accordance with Article 10.

       5.3     EXERCISE PRICE.     Each Stock Option Agreement shall specify the
Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

       5.4     EXERCISABILITY AND TERM.     Each Stock Option Agreement shall
specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from
the date of grant.   Options may be awarded in combination with SARs, and such
an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. NSOs may also be awarded in combination with Stock Units and such an Award may provide that the NSOs will not be exercisable unless the related Stock Units are forfeited. Optionees may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Committee.

       5.5     EXPIRATION

       5.5.1   ISO grants.

An ISO may not be exercised to any extent after the first to occur of the following events:

               (a) The expiration of ten (10) years from the date the ISO was granted; or

               (b) If the employee owned (within the meaning of Section 424(d) of the Code), at the time the ISO was granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent thereof, the expiration of five (5) years from the date the ISO was granted; or

               (c) The time of the employee's termination of employment unless such termination of employment results from his death, his retirement, his disability (within the meaning of Section 22(e)(3) of the Code), his voluntary termination or his being discharged not for good cause; or

               (d) The expiration of three (3) months from the date of the employee's termination of employment by reason of his retirement, his voluntary termination or his being discharged not for good cause, unless the employee dies within said three-month period; or

               (e) The expiration of one (1) year from the date of the employee's termination of employment by reason of his disability (within the meaning of Section 22(e)(3) of the Code); or

               (f) The expiration of one (1) year from the date of the employee's death.

       5.5.2   NSO grants to consultants.

An NSO may not be exercised to any extent after the first to occur of the following events:

               (a) The expiration of ten (10) years from the date the NSO was granted; or

               (b) The time of the consultant's termination of employment unless such termination of employment results from his death, his retirement, his disability (within the meaning of Section 22(e)(3) of the Code), his voluntary termination or his being discharged not for good cause; or

               (c) The expiration of one (1) year from the date of the consultant's termination of employment by reason of his retirement, his voluntary termination or his being discharged not for good cause, unless the consultant dies within said one-year period; or

               (d) The expiration of one (1) year from the date of the consultant's termination of employment by reason of his disability (within the meaning of Section 22(e)(3) of the Code); or

               (e) The expiration of one (1) year from the date of the consultant's death.


5.5.3  NSO grants to employees

An NSO may not be exercised to any extent after the first to occur of the following events:

               (a) The expiration of ten (10) years from the date the NSO was granted; or

               (b) The time of the employee's termination of employment unless such termination of employment results from his death, his retirement, his disability (within the meaning of Section 22(e)(3) of the Code), his voluntary termination or his being discharged not for good cause; or

               (c) The expiration of six (6) months from the date of the employee's termination of employment by reason of his retirement, his voluntary termination or his being discharged not for good cause, unless the employee dies within said six-month period; or

               (d) The expiration of one (1) year from the date of the employee's termination of employment by reason of his disability (within the meaning of Section 22(e)(3) of the Code); or

               (e) The expiration of one (1) year from the date of the employee's death.


       5.6     EFFECT OF CHANGE IN CONTROL.     The Committee may determine, at
the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

       5.7     MODIFICATION OR ASSUMPTION OF OPTIONS.       Within the
limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such option.

       ARTICLE 6.     PAYMENT FOR OPTION SHARES.

       6.1     GENERAL RULE.     The entire Exercise Price of Common Shares
issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

               (a) In the case of an ISO granted under the plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

               (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

       6.2     SURRENDER OF STOCK.     To the extent that this Section 6.2 is
applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than six months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

       6.3     EXERCISE/SALE.     To the extent that this Section 6.3 is
applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares in payment of all or part of the Exercise Price and any withholding taxes.

       6.4     EXERCISE/PLEDGE.     To the extent that this Section 6.4 is
applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

       6.5     PROMISSORY NOTE.     To the extent that this Section 6.5 is
applicable, payment may be made with a full-recourse promissory note; provided that the par value of the Common Shares shall be paid in cash.

       6.6     OTHER FORMS OF PAYMENT.     To the extent that this Section 6.6
is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

       ARTICLE 7.     STOCK APPRECIATION RIGHTS.

       7.1     SAR AGREEMENT.     Each grant of an SAR under the Plan shall be
evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

       7.2     NUMBER OF SHARES.     Each SAR Agreement shall specify the number
of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 200,000 Common Shares, subject to adjustment in accordance with Article 10.

       7.3     EXERCISE PRICE.     Each SAR Agreement shall specify the Exercise
Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

       7.4     EXERCISABILITY AND TERM.     Each SAR Agreement shall specify the
date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may also be awarded in combination with Options or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options or Stock Units are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

       7.5     EFFECT OF CHANGE IN CONTROL.     The Committee may determine, at
the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

       7.6     EXERCISE OF SARS.     The exercise of an SAR shall be subject to
the restrictions imposed by Rule 16b-3 (or its successor) under the Exchange Act, if applicable. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.

       7.7     MODIFICATION OR ASSUMPTION OF SARS.     Within the limitations of
the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercisable price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

       ARTICLE 8.     STOCK UNITS.

       8.1     TIME, AMOUNT AND FORM OF AWARDS.     Awards under the Plan may be
granted in the form of Stock Units. Stock Units may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

       8.2     VESTING CONDITIONS.     Each Award of Stock Units shall become
vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

       8.3     FORM AND TIME OF SETTLEMENT OF STOCK UNITS.     Settlement of
vested Stock Units may be made in the form of (a)  cash, (b)  Common Stock or
(c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to the Article 10.

       8.4     DEATH OF RECIPIENT.     Any Stock Units Award that becomes
payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

       8.5     CREDITOR'S RIGHTS.     A holder of Stock Units shall have no
rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

       ARTICLE 9.     VOTING AND DIVIDEND RIGHTS.

       9.1     STOCK UNITS.     The holders of Stock Units shall have no voting
rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents, which are not paid, shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

       ARTICLE 10.    PROTECTION AGAINST DILUTION.

       10.1    ADJUSTMENTS.     In the event of a subdivision of the outstanding
Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclarification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

               (a) The number of Options, SARs and Stock Units available for future Awards under Article 3;

               (f)   The limitations set forth in Sections 5.2 and 7.2;

               (g) The number of NSOs and Stock Units to be granted to Outside Directors under Section 4.2;

               (h) The number of Stock Units included in any prior Award which has not yet been settled;

               (i) The number of Common Shares covered by each outstanding Option and SAR; or

               (j)   The Exercise Price under each outstanding Option and SAR.

       Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

       10.2    REORGANIZATIONS.      In the event that the Company is a party
to a merger or other reorganization, outstanding Options, SARs, and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

       ARTICLE 11.    AWARDS UNDER OTHER PLANS.

       The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

       ARTICLE 12.    PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

       12.1    EFFECTIVE DATE.     No provision of this Article 12 shall be
effective unless and until the Board has determined to implement such provision.

       12.2    ELECTIONS TO RECEIVE NSOS OR STOCK UNITS.     An Outside Director
may elect to receive his or her meeting fees from the Company in the form of cash, NSOs, Stock Units, or a combination thereof, as determined by the Board. Such NSOs and Stock Units shall be issued under the Plan. An election under this Article 12 shall be filed with the Company on the prescribed form.

       12.3    NUMBER AND TERMS OF NSOS OR STOCK UNITS.     The number of NSOs
or Stock Units to be granted to Outside Directors in lieu of meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs or Stock Units shall also be determined by the Board.

       ARTICLE 13.    LIMITATION ON RIGHTS.

       13.1    RETENTION RIGHTS.     Neither the Plan nor any Award granted
under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

       13.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.

       13.3    REGULATORY REQUIREMENTS.     Any other provision of the Plan
notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

       ARTICLE 14.    LIMITATION ON PAYMENTS.

       14.1    BASIC RULE.     Any provision of the Plan to the contrary
notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this
Article 14. For purposes of this Article 14, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

       14.2    REDUCTION OF PAYMENTS.     If the Auditors determine that any
Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 14, present value shall be determined in accordance with Section 280G (d) (4) of the Code. All determinations made by the Auditors under this Article 14 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

       14.3    OVERPAYMENTS AND UNDERPAYMENTS.     As a result of uncertainty in
the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in
Section 7872(f) (2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f) (2) of the Code.

       14.4    RELATED CORPORATIONS.     For purposes of this Article 14, the
term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d) (5) of the Code.

       ARTICLE 15.     WITHHOLDING TAXES.

       15.1    GENERAL.     To the extent required by applicable federal, state,
local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

       15.2    SHARE WITHHOLDING.     The Committee may permit a Participant to
satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

       ARTICLE 16.     ASSIGNMENT OR TRANSFER OF AWARDS.

       16.1    GENERAL.     Except as provided in Article 15, an Award granted
under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. An Option or SAR may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. Any act in violation of this Article 16 shall be void. However, this Article 16 shall not preclude a Participant from designating a beneficiary who will receive any outstanding Awards in the event of the Participant's death, nor shall it preclude a transfer of Awards by will or by the laws of descent and distribution.



       ARTICLE 17.     FUTURE OF THE PLAN.

       17.1    TERM OF THE PLAN.     The Plan, as set forth herein, shall become
effective on June 22, 1998, subject to approval by the Company's stockholders at the annual meeting on September 17, 1998. In the event that the Company's stockholders fail to approve the Plan at such meeting, the Plan and all Awards granted under the Plan shall be rescinded, but the Prior Plans shall remain in effect and available for making grants. This Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted after June 21, 2008.

       17.2    AMENDMENT OR TERMINATION.     The Board may, at any time and for
any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.


       ARTICLE 18.     DEFINITIONS.

       18.1 "AWARD" means any award of an Option, an SAR or a Stock Unit under the Plan.

       18.2 "BOARD" means the Company's Board of Directors, as constituted from time to time.

       18.3    "CHANGE IN CONTROL" means:

               (a) That the holders of the voting securities of the Company have approved a merger of consolidation of the Company with any other entity unless:

                      (i) The proposed merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                      (ii) Prior to the effective date of such merge or consolidation, the Board (as constituted immediately prior to such effective date) adopts a resolution that for purposes of the Plan no Change in Control shall be occurred;

               (b) That a plan of complete liquidation of the Company has been adopted or the holders of voting securities of the Company have proved an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets;

               (c) That any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act)(excluding current 15%+ stockholders), directly or indirectly, of 15% or more of the combined voting power of the Company's then outstanding shares, unless, within 30 business days after notice to the Company of such event, the Board (as constituted immediately prior to such event) adopts a resolution that for purposes of the Plan no Change in Control shall have occurred (which resolution may be revoked by the Board at any time, in which case a Change in Control shall be deemed to have occurred as of the date such revocation becomes effective);

               (d) That, during any period of two consecutive years, members who at the beginning of such period constituted the Board have ceased for any reason to constitute a majority thereof, unless the election, or nomination for election by the Company's stockholders, of each director has been approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

               (e) The occurrence of any other change in control of a nature that would be required to be reported in accordance with Item 1(a) of Form 8-K pursuant to Sections 13 or 15(d) of the Exchange Act or in the Company's proxy statement in accordance with Schedule 14A of the Regulation 14A promulgated under the Exchange Act (or in any successor forms or regulations to the same effect), unless, within 30 business days after notice to the Company of such events, the Board (as constituted immediately prior to such event) adopts a resolution that for purposes of the Plan no Change in Control shall have occurred (which resolution may be revoked at any time, in which case a Change in Control shall be deemed to have occurred as of the date such revocation becomes effective).

       18.4    "CODE" means the Internal Revenue Code of 1986, as amended.

       18.5    "COMMITTEE" means a Committee of the Board, as described in
Article 2.

       18.6 "COMMON SHARE" means one share of the common stock of the Company.

       18.7    "COMPANY" means Media Arts Group, Inc., a Delaware corporation.

       18.8 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       18.9 "EXERCISE PRICE," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

       18.10 "FAIR MARKET VALUE" means the market price of Common Shares, determined by the Committee as follows:

               (a) If the Common Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date;

               (b) If the Common Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for such date;

               (c) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

               (d) If none of the forgoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

       18.11   "ISO" means an incentive stock option described in Section 422
(b) of the Code.

       18.12 "KEY EMPLOYEE" means (a) a common-law employee of the Company, a Parent or a Subsidiary, (b) an Outside Director and (c) a consultant or advisor who provides services to the company, a Parent or a Subsidiary as an independent contractor. Service as an Outside Director or as an independent contractor shall be considered employment for all purposes of the Plan, except as provided in Sections 4.2 and 4.3.

       18.13 "NSO" means a stock option not described in Sections 422 and 423 of the Code.

       18.14 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

       18.15 "OPTIONEE" means an individual or estate that holds an Option or SAR.

       18.16 "OUTSIDE DIRECTOR" shall mean a member of the Board who is not a common-law-employee of the Company, a Parent or a Subsidiary.

       18.17 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing such date.

       18.18   "PARTICIPANT" means an individual or estate that holds an Award.

       18.19 "PLAN" means this Media Arts Group, Inc., 1998 Stock Incentive Plan, as amended from time to time.

       18.20 "PRIOR PLANS" means the Media Arts Group, Inc. Employee Stock Option Plan and Stock Option Plan for Directors.

       18.21   "SAR" means a stock appreciation right granted under the Plan.

       18.22 "SAR AGREEMENT" means the agreement between the Company and an Optionee, which contains the terms, conditions and restrictions pertaining to his or her SAR.

       18.23 "STOCK AWARD AGREEMENT" means the agreement between the Company and the recipient of a Stock Unit, which contains the terms, conditions and restrictions pertaining to such Stock Unit.

       18.24 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee, which contains the terms, conditions and restrictions pertaining to his or her Option.

       18.25 "STOCK UNIT" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

       18.26 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

       ARTICLE 19.     EXECUTION.

       To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

                                             MEDIA ARTS GROUP, INC.

                                     BY:     /s/ James F. Landrum, Jr.
                                             -----------------------------------
                                             James F. Landrum, Jr.
                                             Senior Vice President and
                                             General Counsel